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                                 SCHEDULE 14A
                                (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE MEAD CORPORATION
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

    ________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

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

[LOGO]


The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463



March 9, 2001



To the Holders of Common Shares:




The Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 26, 200l at 11:00 a.m. Formal Notice of the Meeting and Proxy Statement accompany this letter.

Promptly signing and returning your proxy or voting your proxy by telephone will assure the presence of a quorum at the meeting and minimize the cost of the proxy solicitation. A postage paid envelope is enclosed for your convenience in replying.

Very truly yours,


/s/ Jerry

Jerome F. Tatar
Chairman of the Board

[LOGO]

Notice of Annual
Meeting of Shareholders

The Mead Corporation                                       Dayton, Ohio
Mead World Headquarters                                    March 9, 2001
Courthouse Plaza Northeast
Dayton, Ohio 45463

To the Holders of Common Shares of
THE MEAD CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Mead Corporation will be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 26, 200l at 11:OO a.m., for the following purposes:

     1.   To elect eleven directors for a term of one year;

     2. To consider and vote upon approval of an amendment to the 1996 Stock Option Plan;

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment.

The accompanying proxy statement further describes the matters to be considered at the meeting.

The close of business on March 5, 200l has been fixed as the record date for the determination of the shareholders entitled to notice and vote at the Annual Meeting and any adjournment. The stock transfer books will not be closed. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

Please complete, sign, date and return the enclosed proxy or vote your proxy by telephone promptly so that we may have the fullest expression possible of the wishes of the shareholders.

By order of the Board of Directors
Sue K. McDonnell
Secretary

[LOGO]


Proxy Statement
For 2001 Annual Meeting

The Mead Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463

March 9, 2001

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Mead Corporation ("Mead") of proxies to be used at the Annual Meeting of Shareholders to be held on April 26, 2001 and any adjournment. The close of business on March 5, 2001 was fixed as the record date for the determination of the holders of Common Shares entitled to notice and vote. There were outstanding 99,104,386 Common Shares of Mead on the record date.

The holders of Common Shares are entitled to one vote per share upon all matters described in the Notice of the Annual Meeting.

A shareholder signing and returning a proxy or voting a proxy by telephone has the power to revoke the proxy at any time prior to its exercise by giving notice to Mead in writing or in open meeting, but without affecting any vote previously taken. Beneficial owners who hold their shares in street name may not be able to revoke their proxies in person at the Annual Meeting because the shareholders of record who have the right to cast the vote may not be present. An owner should contact their broker or other agent before the Annual Meeting if beneficial owners wish to change their proxy after returning voting instructions to the broker or other agent. Unless revoked, the shares represented by the proxy will be voted as stated in the proxy.

Election of Directors

Mead's Regulations provide for the annual election of directors. At the 2001 Annual Meeting, the terms of John G. Breen, Duane E. Collins, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Heidi G. Miller, Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson expire, and in accordance with a recommendation of the Board of Directors and its Nominating & Organization Committee, each of them will stand for re-election to a new one-year term expiring at the Annual Meeting in 2002.

Charles S. Mechem, Jr., a member of the Board of Directors for 25 years, has reached retirement age for members of the Board and will retire from the Board on the date of the Annual Meeting.

The business experience and other information concerning the nominees for director are described on pages 3 through 6.

Directors are elected by a plurality of the votes cast. Abstentions and nonvotes are not considered to be votes cast. The persons named in the accompanying form of proxy intend, unless authorization to do so is withheld, to vote for the election of the eleven nominees, to vote for the amendment to the 1996 Stock Option Plan, and to vote in their discretion on such other business as may properly come before the meeting or any adjournment. The holders of the proxies may, in their discretion, vote for a substitute nominee(s) designated by the directors in the event that any nominee becomes unable to serve for any reason presently unknown. Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the Annual Meeting, that the shareholder wants the voting for the election of directors to be cumulative, and if an announcement of the giving of the notice is made upon the convening of the meeting by or on behalf of the shareholder giving the notice, then the directors will be elected by cumulative voting. In such event, each shareholder has the right to give one candidate a number of votes equal to the number of directors then being elected multiplied by the number of the shareholder's shares, or to distribute the shareholder's votes on the same principle among two or more candidates. In the event of cumulative voting for directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the proxyholders discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them in favor of any one or more of the nominees as the persons named in the enclosed proxy determine. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should specify the desire on the form of proxy or through direction by telephone.

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2002
--------------------------------------------------------------------------------



John G. Breen       Mr. Breen is a Director of The Sherwin-Williams Company. He
                    was also Chairman from 1980 through April 2000 and Chief
[PHOTO]             Executive Officer from 1979 through October 1999.

                    Age:  66

                    Director Since:  1986

                    Committees:
                    Compensation, Corporate Objectives, Executive, Finance, Nominating & Organization

                    Other Directorships:
                    National City Corporation, Parker Hannifin Corporation, The Goodyear Tire & Rubber Company and The Stanley Works



Duane E. Collins    Mr. Collins is Chairman, Chief Executive Officer and a
                    Director of Parker Hannifin Corporation. He was also
[PHOTO]             President from 1993 through 1999.

                    Age: 64

                    Director Since:  1999

                    Committees:
                    Audit, Corporate Objectives, Corporate Responsibility, Nominating & Organization

                    Other Directorships:
                    National City Corporation and The Sherwin-Williams Company

William E. Hoglund  Mr. Hoglund retired as Director and Executive Vice
                    President, Corporate Affairs and Staff Support Group of
[PHOTO]             General Motors Corporation in 1995.



                    Age:  66

                    Director Since:  1993

                    Committees:
                    Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                    Other Directorships:
                    Capital Automotive REIT

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2002
--------------------------------------------------------------------------------


James G. Kaiser     Mr. Kaiser is Chairman, Chief Executive Officer and a
                    Director of Avenir Partners, Inc. Prior to that, he was
[PHOTO]             President and Chief Executive Officer of Quanterra
                    Incorporated from 1994 to 1996. Prior to that, he was President and Chief Executive Officer of Enseco, Inc. from
                    1992 to 1994. Prior to that, he was Senior Vice President and General Manager, Technical Products Division and Latin
                    America/Asia Pacific Exports of Corning Incorporated from
                    1984 to 1992.

                    Age:  58

                    Director Since: 1995

                    Committees:
                    Corporate Objectives, Corporate Responsibility, Finance, Nominating & Organization

                    Other Directorships:
                    The Stanley Works, Sunoco, Inc. and AutoTradeCenter.com



Robert J. Kohlhepp  Mr. Kohlhepp is a Director of Cintas Corporation and has
                    been Chief Executive Officer since 1995.
[PHOTO]
                    Age:  57

                    Director Since:  1998

                    Committees:
                    Audit, Corporate Objectives, Corporate Responsibility, Nominating & Organization



John A. Krol        Mr. Krol retired as Director and Chairman of E.I. du Pont de
                    Nemours and Company in 1998. He was Chief Executive Officer
[PHOTO]             from 1995 through January 1998. He was also President from
                    1995 through October 1997.

                    Age:  64

                    Director Since:  1994

                    Committees:
                    Corporate Objectives, Corporate Responsibility, Executive, Finance, Nominating & Organization

                    Other Directorships:
                    Armstrong World Industries, Inc., Milliken & Company Inc. and Molecular Circuitry, Inc.

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2002
--------------------------------------------------------------------------------


Susan J. Kropf      Ms. Kropf is a Director of Avon Products, Inc. since January
                    1998 and is President and Chief Operating Officer since
[PHOTO]             January 2001. Prior to that, she was Chief Operating Officer of North America and Global Business Operations since
                    December 1999. Prior to that, she was Executive Vice
                    President and President, North America since March 1998.
                    Prior to that, she was Executive Vice President and President, Avon U.S., since March 1997. Prior to that, she was Senior Vice President of Avon Products, Inc. and
                    President, New and Emerging Markets since July 1996. Prior to that, she was Senior Vice President - Global Product and
                    Business Development from 1994 to July 1996.

                    Age:  52

                    Director Since:  1996

                    Committees:
                    Audit, Compensation, Corporate Objectives, Nominating & Organization

                    Other Directorships:
                    Green Point Financial Corporation



Heidi G. Miller     Ms. Miller is Vice Chairman of Marsh Inc. since January
                    2001. Prior to that, she was Senior Executive Vice
[PHOTO]             President, Chief Financial Officer and a Director of
                    Priceline.com from February 1999 to November 2000. Prior to that, she was Executive Vice President and Chief Financial
                    Officer of Citigroup, Inc. from 1998 to February 1999. Prior to that, she was Executive Vice President and Chief
                    Financial Officer of Travelers Group from 1994 to 1998.

                    Age: 47

                    Director Since:  1999

                    Committees:
                    Compensation, Corporate Objectives, Finance, Nominating & Organization

                    Other Directorships:
                    Bank One, NA, General Mills and Merck & Company

--------------------------------------------------------------------------------
          Nominees for Director for a one-year term expiring in 2002
--------------------------------------------------------------------------------

Lee J. Styslinger, Jr.   Mr. Styslinger is Chairman and a Director of ALTEC
                         Industries, Inc.

[PHOTO]                  Age:  67

                         Director Since:  1992

                         Committees:
                         Audit, Compensation, Corporate Objectives, Executive, Nominating & Organization

                         Other Directorships:
                         Global Rental Company, Jemison Investment Company, Regions Financial Corporation and Electronic Healthcare Systems



Jerome F. Tatar          Mr. Tatar is Chairman, President and Chief Executive
                         Officer of Mead. Prior to November 1997, he was
[PHOTO]                  President and Chief Operating Officer. Prior to April
                         1996, he served as Vice President - Operating Officer.

                         Age:  54

                         Director Since:  1996

                         Committee:
                         Executive

                         Other Directorships:
                         Robbins & Myers, Inc. and National City Corporation

J. Lawrence Wilson       Mr. Wilson retired as Director, Chairman of the Board
                         and Chief Executive Officer of Rohm and Haas Company in
[PHOTO]                  1999.

                         Age:  65

                         Director Since: 1997

                         Committees:
                         Audit, Corporate Objectives, Executive, Finance, Nominating & Organization

                         Other Directorships:
                         Cummins Inc., The Vanguard Group of Investment Companies and AmeriSource Health Corporation

Certain Information Concerning the Board of Directors

There were eight meetings of the Board of Directors during 2000. The seven standing committees of the Board and the number of meetings of each committee during 2000 follow:

                                  Number of
        Committee                 Meetings
        ---------                 --------

Audit                                3
Compensation                         3
Corporate Objectives                 3
Corporate Responsibility             2
Executive                            0
Finance                              2
Nominating & Organization            2

The Chairman of the Board and Chief Executive Officer serves as an ex-officio, nonvoting member of all standing committees, other than the Audit Committee and Executive Committee.

Duties and Members
Each standing committee of the Board of Directors ("Board") is composed of directors who are not employed by Mead, except the Executive Committee. The duties of each committee and the expected membership following the Annual Meeting are as follows:

The Audit Committee recommends annually to the Board for its approval the engagement of the independent certified public accountants, verifies and assures their independence, reviews the professional services they provide, reviews the fees charged for audit and non-audit services, reviews the broad scope of the internal and external audit programs, and reviews with the independent certified public accountants, at the completion of their audit, Mead's financial statements and matters relating to the audit.

Members:  Styslinger (chair), Collins, Kohlhepp, Kropf, Wilson
-------

The Compensation Committee is charged with the broad responsibility for assuring that officers and key management personnel are effectively compensated in terms which are internally equitable and externally competitive. The Committee authorizes the compensation of officers and senior management and recommends to the Board the compensation of the Chairman of the Board and the President and reviews the salaries of other key executives, reviews executive compensation policies and recommends modifications in existing retirement or benefit plans. The Committee also approves grants under and administers Mead's stock option and restricted stock plans.

Members:  Breen (chair), Hoglund, Kaiser, Miller, Styslinger
-------

The Corporate Objectives Committee is charged with reviewing Mead's objectives and strategies and evaluating management's recommendations for long-term growth and profitability. The Committee also makes recommendations to the Board with regard to specific proposals by management of major strategic importance, including acquisitions. The Committee monitors growth programs to measure progress and reviews the potential impact of economic and technological trends on operations.

Members:  Kropf (chair), Breen, Collins, Hoglund, Kaiser, Kohlhepp, Krol,
-------
          Miller, Styslinger, Wilson

The Corporate Responsibility Committee is charged with questioning and evaluating Mead's plans and responses relating to changing needs and concerns of those major constituencies (both internal and external) which can be expected to judge Mead's behavior and social performance.

Members:  Krol (chair), Collins, Hoglund, Kaiser, Kohlhepp
-------

The Executive Committee is empowered under Ohio law to exercise the full authority of the Board, except as to matters not delegable. However, in practice, there are no scheduled meetings of this Committee and such powers would be exercised only in special situations.

Members:  Tatar (chair), Hoglund (vice chair), Breen, Krol, Kropf, Styslinger,
-------
          Wilson

The Finance Committee is charged with overseeing Mead's financial affairs and recommending those financial actions and policies that are most appropriate to accommodate Mead's strategic and operating strategies while maintaining a sound financial condition. The Committee reviews programs designed to inform, maintain and improve shareholder and financial community relations.

Members:  Wilson (chair), Breen, Krol, Kropf, Miller
-------

The Nominating & Organization Committee has as its principal concerns the nomination of candidates to the Board, the development of criteria and evaluation of the performance of the Chief Executive Officer, organizational development, and review of shareholder proposals and suggestions. The Committee also furnishes its evaluation of the Chief Executive Officer to the Compensation Committee and reviews his compensation set by the Compensation Committee to ensure it appropriately relates to shareholder value.

Members:  Hoglund (chair), Breen, Collins, Kaiser, Kohlhepp, Krol, Kropf,
-------
          Miller, Styslinger, Wilson

Mead's Regulations require nominations for the Board from any shareholder to be delivered not less than 50 nor more than 75 days prior to the meeting of the shareholders to which the nomination relates, and to contain specified information about the nominee and the shareholder making the nomination. In addition to any nominations made under Mead's Regulations, the Nominating & Organization Committee will consider other suggestions for nominations to the Board as may be offered by shareholders. Such suggestions for nominations should be submitted to Sue K. McDonnell, Secretary. Directors are selected on the basis of recognized achievements and their ability to bring essential skills and experience to the deliberations of the Board.

Directors who were not employees in 2000 received $24,000 as an annual payment for services as a director, $1,500 per meeting for attendance at meetings of the Board, and $1,200 per meeting for attendance at committee meetings of the Board. Directors who are Mead employees are not compensated for their services as directors. In 2000 each director attended 75% or more of the Board and committee meetings.

Mead has a deferred compensation plan for non-employee directors by which receipt of compensation for Board service, together with a credited return thereon, may be deferred until after termination of service.

Non-employee directors received restricted shares from Mead in 2000. The 1987 Restricted Stock Plan was amended in 1996 by shareholders to provide for annual grants of Common Shares determined by formula. The automatic annual grant to non-employee directors as of January 5, 2000 equaled $13,338.30. The Plan also permits directors under certain conditions to defer a portion of their cash retainer in the form of restricted shares. Directors who are not employees in 2001 will receive $24,000 in restricted stock comprised of automatic and elective grants under the Plan.

Non-employee directors received stock options from Mead in 2000. The 1996 Stock Option Plan approved by shareholders provides for automatic grants of non-qualified options to non-employee directors calculated by a formula. Each non-employee director as of January 3, 2000 received a grant of options to purchase 709 shares for an aggregate exercise price of $30,265.44 (the market value on the date of grant).

Securities Ownership
Set forth in the following table is information as of January 23, 2001 with respect to the number of Common Shares beneficially owned by each director, each of the named executive officers, and by all directors and executive officers as a group.

A person is considered to "beneficially own" any shares: (i) over which the person exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of stock options).

The table reflects voting and investment power which is exercisable solely by the beneficial owner or is shared with the owner's spouse or children, unless otherwise indicated.

                        Ownership of Mead Common Shares
                        -------------------------------
                          as of January 23, 2001/(1)/


                                       Number of Shares
                                       Owned Including          Number of
                                         Option Shares        Option Shares
                                           Which May            Which May
Name of                                   be Acquired          be Acquired
Beneficial Owner                       Within 60 Days/(1)/  Within 60 Days/(2)/
----------------                       -------------------  -------------------
John G. Breen........................         13,579                3,269
Duane E. Collins.....................          6,679                1,309
William E. Hoglund...................         11,631                3,269
James G. Kaiser......................          8,115                3,269
Elias M. Karter......................        329,086              288,666
Robert J. Kohlhepp...................          5,862                1,989
John A. Krol.........................          8,337                3,269
Susan J. Kropf.......................          8,375                3,269
Raymond W. Lane......................        325,920              282,722
Sue K. McDonnell.....................         72,965               67,000
Timothy R. McLevish..................        117,059              102,600
Charles S. Mechem, Jr................         17,372                3,269
Heidi G. Miller......................          3,241                1,309
Lee J. Styslinger, Jr................         49,319                3,269
Jerome F. Tatar......................        741,414              679,858
J. Lawrence Wilson...................          8,333                2,649

     -------------------------

     All directors, nominees
     and executive officers as
     a group (20 persons)............      2,188,862            1,853,893

     -------------------------


(1) Includes shares granted under Mead's Restricted Stock Plan, Dividend Reinvestment Plan and shares held in the named executive's common stock account as of December 31, 2000 in the Mead 401(k) Plan. The named executives may vote and direct the disposition of shares in their account, except with respect to disposition to the extent shares constitute Mead matching shares. Restricted shares may be voted but not disposed during the restriction period.

(2) Amounts are also included in the column entitled "Number of Shares Owned Including Option Shares Which May be Acquired Within 60 Days".

As of January 23, 2001, the number of shares beneficially owned (excluding option shares which may be acquired within 60 days) (i) by the directors and executive officers as a group was less than 1% of outstanding shares, and (ii) by all directors and executive officers individually was less than 1% of outstanding shares.

The following table describes certain information with respect to persons known to Mead to be beneficial owners of more than five percent of the outstanding Common Shares:

                                                                              Percent of Common
                                                     Number of Common Shares  Shares Outstanding
Name and Address of Beneficial Owners                  Beneficially Owned     as of Recent Date
-------------------------------------                -----------------------  ------------------
AXA Financial, Inc.
 1290 Avenue of the Americas
 New York, New York 10104                                8,469,610/(1)/             8.30%

The Prudential Insurance Company of America
 751 Broad Street, Newark, New Jersey 07102-3777         5,851,460/(2)/             5.82%

Franklin Mutual Advisors, LLC
 51 John F. Kennedy Parkway
 Short Hills, New Jersey 07078                           5,355,384/(3)/             5.30%


(1)  Source:  Schedule 13G dated February 12, 2001, filed by beneficial owner with the SEC.
(2)  Source:  Schedule 13G dated January 29, 2001, filed by beneficial owner with the SEC.
(3)  Source:  Schedule 13G dated January 19, 2001, filed by beneficial owner with the SEC.

Report of Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Mead. The Board of Directors have adopted a written charter for the Audit Committee. A copy of the charter is included as Appendix 1 to this Proxy Statement.

The Audit Committee is currently comprised of five Directors of the Board who are not employees of Mead. The Common Shares of Mead are listed on the New York Stock Exchange ("NYSE"). The members of the Audit Committee have been reviewed by the Board of Directors and determined to be independent as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

The Audit Committee has discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board

Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of financial information systems design and implementation services, if any, and other non-audit services to Mead is compatible with maintaining the independence of Deloitte & Touche LLP. The fees payable by Mead to Deloitte & Touche LLP during 2000 were as follows:

                    Financial Information Systems Design
Audit Fees                and Implementation Fees                 All Other Fees
----------          ------------------------------------          --------------
$1,980,000                           $0                           $1,970,000


Based on these discussions and a review of all the items delivered, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mead's Annual Report on Form 10-K for 2000 for filing with the Securities Exchange Commission.

                        Audit Committee members:
                        Lee J. Styslinger, Jr. (chair)
                        Duane E. Collins
                        Robert J. Kohlhepp
                        Susan J. Kropf
                        J. Lawrence Wilson

Report of Compensation Committee on Executive Compensation

The Compensation Committee is currently comprised of five Directors of the Board who are not employees of the company. This Committee is responsible for setting competitive compensation structures and approving payout levels for officers and senior management.

Mr. Tatar, Chairman of the Board, President and Chief Executive Officer, serves as an ex-officio, nonvoting member of the Board's standing committees (other than Audit and Executive), including the Compensation Committee. He was not present during any discussion of his compensation.

Mead's executive compensation structure is based on competitiveness within Mead's business environment. The actual compensation levels delivered to executives are designed to directly link to the financial performance of the company; align the interests of the executives with company performance, thus increasing shareholder value; to attract, retain and motivate executive talent; and provide a balanced total compensation package that recognizes the individual contributions of the executive and the business results of the company.

Base Pay
--------

Salary range midpoints are set to approximate those midpoints of industrial companies of similar size to Mead, as annually reported in the Hay Industrial Management USA survey, representing approximately 360 parent organizations and 508 independent operating units of all types of industrial employers in the United States (the "Hay Competition"). Around these midpoints for each salary grade is an established salary range, characterized by a defined minimum and maximum.

Actual salaries paid to executives are targeted to be competitive with the average salaries for that same survey group, with a particular comparison to a selected group of Forest and Paper company competitive peers. These peers (the "FP Peers") are Boise Cascade Corporation, Bowater Incorporated, Georgia-Pacific Corporation, International Paper Company, Potlatch Corporation, Smurfit Stone Container Corporation, Temple-Inland Inc., Westvaco Corporation, Weyerhaeuser Company, and Willamette Industries, Inc.

Salary increases for the executive group as a whole are determined primarily by a review of Mead's competitive position relative to the Hay Competition, and an assessment of competitive salary increase movement for the upcoming year. The salary increase for each named executive officer is determined by individual performance, influenced to a minor degree by that individual's position in the salary range. A fundamental basis of Mead's compensation philosophy is to deliver moderate salary increases in favor of incentive payouts that reward for the performance of the company and the contribution of the executive.

Mr. Tatar's 2000 salary was set by the Board to assure continued competitiveness for such a leadership role. His salary remains below the salary midpoint for his position and below the level of the Hay Competition.

The salaries of the other named executives average below the Mead midpoint for their respective grades, and also lag the Hay Competition.

Annual Incentives
-----------------

Annual incentive targets are set at levels that achieve a combined salary midpoint plus incentive target that equals actual competitive average base salaries plus annual bonuses, as determined by an analysis of the total cash compensation paid by the Hay Competition.

Actual incentive payouts are determined under Mead's Corporate Annual Incentive Plan which is funded by a comparison of Mead Return on Total Capital ("ROTC") to both the FP Peers (as measured in the Value Line Report) and also to the company's cost of capital. The Mead ROTC comparison to the ROTC of the FP Peers and to the company's cost of capital is weighted equally.

Mead's financial performance for 2000 modestly improved from 1999 levels, but to a lesser extent than did the financial results of the other FP Peers. For incentive purposes, Mead's 2000 operating ROTC of 6.6% excludes the effect of two plant closings. As a result of this financial performance, the 2000 annual incentives for all named executives, including Mr. Tatar, were below target levels, and since the improvement in Mead's operating financial performance was exceeded by the financial improvement of the FP Peer group, the level of annual incentive payment decreased slightly from 1999. The payout was delivered as 100% cash to all participants and subject to prior deferral elections.

Long-Term Incentives
--------------------

The Compensation Committee believes that a significant portion of senior executive compensation must reflect the desire for sustained operational excellence, reward competitive long-term financial results, and be linked to the returns realized by shareholders. Thus, a major portion of the compensation package reflects awards for long-term results. Mead's long-term compensation can be delivered in three plans:

     .  Performance Unit Plan
     .  Restricted Stock Plan
     .  Stock Option Plan

The Corporate Long-Term Incentive Plan (the "LTIP") is a performance unit plan that provides long term incentive awards for attaining shareholder value at or above the median of the FP Peers and is adjusted for a comparison of Mead total shareholder return ("TSR") to that of the S&P 500 Index of companies. The plan compares relative TSR over a two year period.

For the two-year performance period ending December 31, 2000, Mead's TSR was fifth relative to the TSR of its ten FP Peers, and modestly exceeded the S&P 500 Index TSR. The resulting payout determined by the LTIP to all the named executives was slightly below target levels. For all participants, excluding Mr. Karter, the payout was delivered as a minimum of 25% restricted stock, with the balance in cash. The payout to Mr. Tatar consisted of $383,950 in restricted stock, $183,950 in cash, with a mandatory deferral of $200,000 until retirement.

Restricted stock with a minimum of six month restrictions may be granted to encourage retention of key executives, or in lieu of payment of cash incentives, or for any other reason consistent with the purposes of Mead's Restricted Stock Plan. Restricted shares are granted at market prices. As indicated previously, a portion of the LTIP payout was delivered as three year restricted stock to all named executives, including Mr. Tatar.

Stock option grants are based on competitive practices of the Hay Competition (rather than Mead's past corporate performance), are granted at market price and cannot be exercised for one year. The objective of stock option grants is to incent future company performance, rather than to reward for past contribution. Mead also believes that granting stock options to senior management further aligns their interests with shareholders.

The size of annual option grants is based on the grade level of each recipient. Generally, the number of options granted increases approximately 30% with each grade level increase. Significant discretionary adjustments (+/-30%) are made to grants to recognize the future potential of the individual.

For 2000, Mr. Tatar received an annual grant of 95,000 stock options.

Stock Ownership Guidelines
--------------------------

It is believed that executives are more significant contributors to the success of the business if they have a significant ownership position in the organization. The Compensation Committee believes the design of Mead's executive compensation plans deliver adequate opportunity for each executive to acquire Mead shares. For the named executive officers, the company has established guidelines that define a level of stock ownership that each executive is expected to achieve and maintain.

Compensation Deferral Opportunities
-----------------------------------

Mead maintains the Executive Capital Accumulation Plan (the "ExCAP") to provide executives with the opportunity to elect deferrals of earned compensation: base salary, annual incentive payout and long-term incentive payout (cash portions only). In addition, the plan provides for a 401(k) Top-Up which is 401(k) contributions above the qualified plan limit to be placed in the same non-qualified account, along with a company match that is determined by the 401(k) formula.

Funds deferred are credited at a rate set by one of several market-driven investment indices offered by the company. Payment of those amounts deferred commence in accordance with the executive's deferral election, and generally start at retirement or termination, or on a fixed date.

For 2000, all named executives elected to participate through compensation deferrals and/or the 401(k) Top-Up. In addition, the Board of Directors mandated that a portion of Mr. Tatar's annual incentive payout be deferred until retirement in order to optimize the company's tax deduction in 2000.

Deductibility of Executive Compensation
---------------------------------------

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation over one million dollars paid to a company's Chief Executive Officer and to the four other most highly compensated executive officers. For 2000, Mr. Tatar's compensation exceeded one million dollars. The Compensation Committee recommended and the Board of Directors approved compensation over the Section 162(m) limit for the purpose of allowing Mr. Tatar to increase his company stock ownership level through the acquisition of restricted stock and the planned exercise of stock options to purchase Mead shares.

The Compensation Committee has considered the effect of Section 162(m) on the company's executive compensation program with respect to the combined effects of deductibility of the company's executive compensation, the competitiveness of executive compensation levels, and the impact of other employee benefits. For compensation program design and in determining compensation payments, the Committee believes Mead's executive compensation program should be managed in the overall best interest of the company's shareholders.

The Committee currently believes that the limitations in Section 162(m) will impact Mead's tax deduction for compensation in 2000.

Summary
-------

The Mead compensation program delivered as the mix of compensation elements (base pay, annual incentives, long term incentives and deferral opportunities) is an effective tool in supporting executive excellence. Mead's operating financial results increased in 2000 from the levels of 1999, but at a rate lower than that of the FP Peers, producing a decrease in annual incentive payments. From a longer term perspective, Mead's share price increase produced a total shareholder return that slightly exceeded the industry average producing long term incentive payments that were much lower than the level of last year.

The Compensation Committee remains confident these elements of the executive compensation program are key in rewarding executives who contribute to the success of the company.

                Compensation Committee members:
                John G. Breen (chair)
                Susan J. Kropf
                Charles S. Mechem, Jr.
                Heidi G. Miller
                Lee J. Styslinger, Jr.

                Jerome F. Tatar (ex-officio, nonvoting member)

Compensation Tables
The compensation for services performed during the fiscal years ended December 31, 1998, 1999 and 2000 for Mr. Tatar and each of the other four most highly compensated executive officers is as follows. No stock appreciation rights were issued to the named executives during 1998-2000.


                           SUMMARY COMPENSATION TABLE

                                                               Long-Term Compensation
                                                          -----------------------------------------------------------
Annual Compensation                                              Awards                   Payouts
--------------------------------------------------------  -----------------------------------------------------------

                                                 Other
Name                                            Annual      Restricted      Securities                   All Other
and                                             Compen-        Stock        Underlying       LTIP         Compen-
Principal                                       sation       Award(s)        Options/    Payouts/(5)/   sation/(6)/
Position      Year  Salary($)   Bonus($)/(1)/   ($)/(2)/   ($)/(3)(5)/     SARs(#)/(4)/      ($)            ($)
--------      ----  ---------   -------------  ---------   -----------     ------------  ------------   -----------
Jerome F.     2000  $820,838         $530,000  $       0   $   383,950           98,678    $  383,950       $62,468
Tatar,        1999   762,508          550,000     55,118       150,000          139,474     1,093,600        63,026
Chairman,     1998   700,008          625,000     18,631       144,900          150,000             0        43,211
President
and CEO

Raymond       2000  $433,600         $200,000  $       0  $     72,875           30,000    $  218,625       $28,927
W. Lane,      1999   407,508          205,000    121,311       234,050           58,678       234,050        30,253
Exec. VP      1998   381,940          240,000     30,116        62,200           41,000             0        22,906

Eli M.        2000  $424,000         $196,400  $       0  $          0           25,000    $  291,500       $38,117
Karter,       1999   400,284          230,000    211,676       117,025           61,760       351,075        32,962
Exec. VP      1998   378,396          240,000     66,973        62,200           41,800             0        25,076

Timothy R.    2000  $274,500         $135,000  $       0  $     41,575           20,000    $  124,725       $16,325
McLevish,     1999   220,450          115,000    305,782       186,600           19,000             0        11,918
VP/CFO        1998   181,740          135,000     66,973        17,800           15,000             0        10,345

Sue K.        2000  $266,035         $135,000  $       0  $     42,750           20,000    $  128,250       $15,241
McDonnell,    1999   224,315          115,000     11,773       130,125           13,000        43,375        12,413
VP/GC and     1998   172,534           86,000     66,973        16,100           11,000             0        10,292
Secretary

______________________
(footnotes on following page)

(1) Bonuses are earned in the year specified and paid in the following year. Cash bonuses for 2000 consist of payments under the Corporate Annual Incentive Plan.

(2) Consists solely of interest on deferred compensation in excess of the applicable federal rate. Mead owns life insurance on the lives of employees participating in this deferred compensation program which supports the interest rates used.

(3) Dividends are paid on Restricted Stock in the same manner and amount as paid on Mead's common shares.

(4) Includes "reload options" granted for ISO exercises and stock held in 1998, 1999 or 2000, if any.

(5) The LTIP is a performance unit plan based on Total Shareholder Return versus the Total Shareholder Return of the S&P 500 Index and Mead's ranking within the selected Forest Products peer group. The performance period included 1999 and 2000. The payout for the performance period was made in February 2001, and was delivered as 50% restricted stock and 50% cash to Mr. Tatar. The payout was delivered as 25% restricted stock and 75% cash to Mr. Lane, Mr. McLevish and Ms. McDonnell. The payout was delivered as 100% cash to Mr. Karter. Restricted stock payouts are reported under "Restricted Stock Award(s)" and carry a restriction period of three years. Shares awarded: Mr. Tatar - 14,041; Mr. Lane - 2,665; Mr. McLevish - 1,520; and, Ms. McDonnell - 1,563, based on the fair market value, composite index, on the date of the award. Dividends are paid on restricted stock in the same manner and amount as otherwise paid on Mead's common shares. There were no other restricted stock holdings of the named executive officers at December 31, 2000.

(6) Amounts consist solely of executive life insurance premiums paid by Mead and matching contributions by Mead to qualified and non-qualified savings plans.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about option grants during the fiscal year ended December 31, 2000. No stock appreciation rights were granted in 2000.

Individual Grants
-----------------------------------------------------------------------

                                              Percent of                                          Potential
                              Number of       Total                                               Realizable Value at
                              Securities      Options/                                            Assumed Annual
                              Underlying      SARs                                                Rates of Stock Price
                              Options/        Granted to      Exercise                            Appreciation
                              SARs            Employees       or Base      Expira-                for Option Term/(2)/
                                                                                          ------------------------------------------
                              Granted         in Fiscal       Price         tion
Name                          (#)/(1)/        Year            ($/Sh)        Date           0% ($)          5% ($)        10%($)
----                          ----------      ------------    ------        ----          -------          ------        ------
Jerome F. Tatar               98,678          8.23%          $31.375        2/23/10        $0            $1,947,072    $4,934,262
Raymond W. Lane               30,000          2.50%           31.375        2/23/10         0               591,947     1,500,110
Elias M. Karter               25,000          2.09%           31.375        2/23/10         0               493,289     1,250,092
Timothy R. McLevish           20,000          1.67%           31.375        2/23/10         0               394,631     1,000,073
Sue K. McDonnell              20,000          1.67%           31.375        2/23/10         0               394,631     1,000,073

----------------------------------------------------------------------------------------------------------------------
                                                                            0%/(3)/          5%/(3)/           10%/(3)/
                                                                            --               --                ---

          Assumed Stock Price                                               $31.375          $51.11            $81.38
          Market Value of All Shareholdings                                 $3.10 billion    $5.05 billion     $8.04 billion
          Named Executives Percentage                                                        0.20%              0.20%

________________________________________

(1) Options are granted with terms of ten years and may be exercised beginning one year or up to three years after date of grant, depending on the terms of the option. Limited Rights (described on page 24) have been granted to each of the named executive officers in an amount equal to the stock options granted. The holders of stock options may under certain conditions pay minimum withholding taxes due upon the exercise of stock options using shares previously owned. Also, reload option rights were included with the grant of incentive stock options (3,187 shares were granted to each named executive officer as an incentive stock option in
      2000). Reload options state the option price for the reload is the fair market value as of the date of exercise (not grant) of the original option. Reload options are not exercisable unless the shares purchased upon exercise of the original option are owned for at least three years.

(2) The dollar amounts under the 5% and 10% columns are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Mead's stock.

(3) At an assumed 5% stock price appreciation over a ten-year period, Mead's stock price would increase from $31.375 per share (the market price on the grant date) to $51.11 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase from $31.375 billion to $5.05 billion. At an assumed 10% stock price appreciation over a ten-year period, Mead's stock price would increase from $31.375 per share to $81.38 per share, and the aggregate market value of all shareholder holdings as of the grant date would increase to $8.04 billion. The named executives would receive 0.20% of any such increase in market value.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

The following table shows information about stock option exercises during 2000 and unexercised stock options at year end 2000 for the named executive officers. No stock appreciation rights were granted or exercised in 2000.

                                                                   Number of
                                                                   Securities          Value of
                                                                   Underlying          Unexercised
                                                                   Unexercised         In-the-Money
                                                                   Options/SARs at     Options/SARs at
                                                                   FY-End (#)          FY-End ($)/(1)/
                            Shares
                            Acquired                               Exercisable/        Exercisable/
Name                        on Exercise(#)  Value Realized ($)     Unexercisable       Unexercisable
----                        --------------  ----------------       -------------       -------------
Jerome F. Tatar                 -0-                N/A            584,858/103,152    $1,611,546/$55,348
Raymond W. Lane                 -0-                N/A            252,722/33,678      964,051/14,064
Elias M. Karter                 -0-                N/A            263,666/41,560      1,007,936/14,120
Timothy R. McLevish             -0-                N/A            82,600/20,000       305,496/9,376
Sue K. McDonnell                -0-                N/A            47,000/20,000       107,345/9,376

_______________________

/(1)/ Based upon the difference between the fair market value (the average of the high and the low prices) of Mead common shares on the last trading day of 2000 and the exercise price of the stock option.

                      LONG-TERM INCENTIVE PLANS - AWARDS
                              IN LAST FISCAL YEAR

The following table shows, for the named executive officers, additional information about the LTIP plan eligibility for the performance period that commenced in 2000.

                                           Performance or
                         Number of          Other Period                        Estimated Future Payouts
                          Shares,              Until                                 Under Non-Stock
                         Units or         Maturation /(1)/                         Price - Based Plans
                                                                         --------------------------------------
Name                  Other Rights(#)        or Payout                   Threshold($)     Target($)   Maximum($)
----                  ---------------    -----------------               ----------       ---------   ---------
Jerome F. Tatar            834,700      1/1/00 to 12/31/01                    $0           $834,700   $1,669,400
Raymond W. Lane            316,800      1/1/00 to 12/31/01                     0            316,800      633,600
Elias M. Karter            316,800      1/1/00 to 12/31/01                     0            316,800      633,600
Timothy R. McLevish        214,800      1/1/00 to 12/31/01                     0            214,800      429,600
Sue K. McDonnell           214,800      1/1/00 to 12/31/01                     0            214,800      429,600

______________________

/(1)/ Plan based on Mead's two-year Total Shareholder Return (share price growth plus dividends reinvested) versus the Total Shareholder Return - TSR - of the S&P 500 Index and Mead's TSR ranking within the selected Forest Products peer group. The TSR performance period is from December 31, 1999 to December 31, 2001.

                               PERFORMANCE GRAPH

The following performance graph compares Mead's cumulative total shareholder return over a five year period, assuming $100 invested at December 31, 1995 in Mead common stock, in the S&P 500 Index, in the S&P Paper and Forest Products Composite Index and in the S&P Basic Materials Index. The information on these indices have been provided by Standard & Poor's Corporation. Shareholder return is based on increases in share price and dividends paid, assuming reinvestment of dividends.

                             THE MEAD CORPORATION
                      CUMULATIVE TOTAL RETURN:  1995-2000

                              [GRAPH APPEARS HERE]


Measurement Period
(Fiscal Year Covered)

                    Mead Corporation      S&P 500 Index     S&P Paper & F. P.    S&P Basic Materials
    Measurement Pd -

    FYE 12/31/95          100.00              100.00              100.00               100.00
    FYE 12/31/96          113.65              122.96              110.62               115.72
    FYE 12/31/97          111.62              163.98              118.61               126.22
    FYE 12/31/98          119.28              210.85              120.96               118.50
    FYE 12/31/99          179.99              255.21              169.13               149.75
    FYE 12/31/00          133.15              231.98              138.50               130.98

                                     YEAR

                            1995          1996           1997          1998           1999          2000
   Mead                    100.00         113.65         111.62        119.28        179.99        133.15
   S&P 500                 100.00         122.96         163.98        210.85        255.21        231.98
   S&P Basic Materials     100.00         115.72         126.22        118.50        149.75        130.98
   S&P Paper & F.P.        100.00         110.62         118.61        120.96        169.13        138.50

Assumes $100 invested on December 31, 1995 in Mead common stock, S&P Index, S&P Paper and Forest Products Index, and S&P Basic Materials Index. Assumes reinvestment of dividends.

Retirement Plans
Salaried employees of Mead are participants in Mead's non-contributory retirement plan which provides retirement income based upon years of employment and average annual earnings for the five highest years during the last eleven years of employment. Benefits under the retirement plan become vested after five years. The table below sets forth the approximate annual benefits payable under the plan's formula at normal retirement date (age 65) on a straight life annuity basis without regard to optional forms of payment:

                                 Years of Service
                                 ----------------

Remuneration         5       15       20       25       30       35
------------    ------  -------  -------  -------  -------  -------
   125,000       7,500   26,250   35,625   45,000   54,375   63,750
   175,000      10,500   36,750   49,875   63,000   76,125   89,250
   225,000      13,500   47,250   64,125   81,000   97,875  114,750
   300,000      18,000   63,000   85,500  108,000  130,500  153,000
   500,000      30,000  105,000  142,500  180,000  217,500  255,000
   700,000      42,000  147,000  199,500  252,000  304,500  357,000
   900,000      54,000  189,000  256,500  324,000  391,500  459,000
 1,100,000      66,000  231,000  313,500  396,000  478,500  561,000
 1,300,000      78,000  273,000  370,500  468,000  565,500  663,000
 1,500,000      90,000  315,000  427,500  540,000  652,500  765,000


The named executives have the years of credited service indicated: Mr. Tatar, 26; Mr. Karter, 18; Mr. Lane, 25; Ms. McDonnell, 5; Mr. McLevish, 13. Earnings used for calculation of retirement income for the named executives are salary, bonus and incentive compensation (other than long-term incentive payments) paid as described in the Summary Compensation Table. The benefits payable under Mead's plan are reduced by one-half of the primary Social Security benefit.

Under the Employee Retirement Income Security Act, an individual's normal annual benefit from a qualified retirement plan such as Mead's may not exceed specified limits. To the extent that the amounts calculated under Mead's non-contributory retirement plan exceed the limits, Mead pays the excess under an unfunded excess benefit plan.

Mead also maintains an unfunded supplemental retirement plan for senior level management personnel who become eligible to participate in the plan after they have completed three years of employment in a qualified job classification. The plan provides annual retirement benefits of 55% of a participant's final average earnings (earnings include bonuses and incentive compensation other than long-term incentive payments, but may not exceed two times base compensation for any year) for the three highest years during the last eleven years of employment, less benefits received from other pension plans of Mead and from pension plans of previous employers. Benefits are also reduced by one-half of a participant's primary Social Security Benefit. A participant may receive full benefits under this plan after he attains age 62. Messrs. Tatar, Karter and Lane have completed three years of employment in a qualified job classification and are currently eligible to participate in this plan.

The approximate annual benefits, on a straight life annuity basis, payable to the named executive officers under the retirement plan, the excess and supplemental retirement plans, based on compensation levels to date and assuming retirement at age 62, calculated prior to the offsets described above, are as follows: Mr. Tatar, $696,427; Mr. Karter, $334,607; Mr. Lane, $337,000; Ms.
McDonnell, $161,253; and, Mr. McLevish, $183,179.

Benefit Trust
A Benefit Trust has been established to preserve the benefits earned under The Mead Supplemental Executive Retirement Plan, The Mead Corporation Incentive Compensation Election Plan, The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Section 415 Excess Benefit Plan, The Mead Corporation Excess Earnings Benefit Plan, The 1985 Supplement to The Mead Corporation Incentive Compensation Election Plan, The 1985 Supplement to The Mead Corporation Deferred Compensation Plan for Directors, The Mead Corporation Executive Capital Accumulation Plan, The Mead Corporation Directors Capital Accumulation Plan, The Mead Corporation Directors Retirement Plan, Hilroy Excess Earnings Plan, and all Change in Control Severance Agreements with Executives and Staff directors. Upon the occurrence of any potential change in control or change in control, as defined in the Benefit Trust, Mead will be obligated to contribute an amount of cash and other property to the Benefit Trust which is intended to be sufficient to pay, in accordance with the terms of the plans, the benefits authorized under the plans and certain related expenses. If the funds in the Benefit Trust are insufficient for any reason to pay amounts due under the plans, Mead will remain obligated to pay any deficiency.

Termination Arrangements
General Severance Program. Mead has a company-wide severance program for its salaried employees who are involuntarily terminated. The basic program provides severance pay in a lump sum equal to one week's salary for each full year of service plus an additional week for each $20,000 of base salary (or increment) subject to enhancement following a change in control. Medical, dental and life insurance coverages will be provided for a period of time equal to the number of weeks of severance, provided certain conditions are met. The maximum period for severance pay, depending on the salary level of the employee, will be limited to either 52 or 26 weeks. Based on current compensation, if the individuals named in the Summary Compensation Table had been terminated on December 31, 2000, the amounts payable to each of them would have been as follows: Mr. Tatar, $830,004; Mr. Karter, $332,307; Mr. Lane, $395,884; Ms. McDonnell, $95,123; and, Mr.
McLevish, $149,538.

Severance Agreements. Mead has in place severance agreements with executive officers and other key executives. The severance agreements provide for the payment of certain benefits to a key executive (in lieu of amounts payable under the general severance program) if employment is terminated by Mead other than for "cause," or on account of death, disability or normal retirement, within two years after a "change in control" of Mead, or if employment is terminated by the key executive for "good reason" within the period, as such terms are defined in the severance agreements. In general, under such circumstances, the key executive is entitled to a cash payment of two and one-half times (three and one-half times for Mr. Tatar) the sum of (i) the key executive's highest rate of annualized base salary in effect at any time up to and including the date of termination, and (ii) the greater of the key executive's current target incentive under Mead's incentive plans or the highest amount of the actual incentives received by the key executive for the three incentive plan years immediately preceding the year in which the date of termination occurs. In addition to the retirement benefits payable to the key executive under Mead's non-contributory retirement plan, or any successor plan, Mead shall make a cash payment calculated on the assumption that on the date of termination the key executive had an additional three years of age and service credits (provided such credits will not be treated as extending beyond the 65th birthday of the key executive) at compensation levels as described in the preceding sentence. Based on levels of compensation as of December 31, 2000, if the individuals named in the Summary Compensation Table had been terminated on such date, the amounts payable to each of them would have been as follows: Mr. Tatar, $10,179,064; Mr. Karter, $3,042,250; Mr. Lane, $3,057,250; Ms. McDonnell,
$1,688,500; and, Mr. McLevish, $1,723,500.

The severance agreements also provide for (i) the cancellation of all outstanding stock options granted to the key executive under any stock option plan of Mead in consideration for a cash or stock payment equal to the number of shares covered by the option multiplied by the difference between the exercise price per share and the higher of (a) the reported closing price per share on the date of the key executive's termination or (b) the highest price paid per share in connection with any change in control; (ii) a continuation of benefits under Mead's life insurance, medical and dental plans (or substantially similar benefits); and (iii) out placement counseling. If the aggregate severance benefits to any executive would be subject to an excise tax under the Internal Revenue Code, the excise tax shall be paid by Mead.

Limited Rights
Mead's stock option plans authorize the Compensation Committee to grant limited rights with respect to all or any portion of the shares covered by options. The Committee may grant limited rights simultaneously with the grant of an option or at any time during their respective terms. Limited rights have been granted to all named executive officers in an amount equal to stock options granted. In general, limited rights are exercisable only after certain events which constitute a change in control of Mead. Upon the exercise of a limited right, an optionee will receive an amount in cash or stock equal to the difference between
(1) the exercise price per share of the option to which the limited right relates, and (2) a price which in general represents the value placed upon a common share in the change in control situation. When limited rights are exercised, the options to which they relate will cease to be exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons after inquiry, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 2000.

Compensation Committee Interlocks and Insider Participation
The members of the Board's Compensation Committee until April 26, 2001 are Messrs. Breen, Mechem, Styslinger, Ms. Kropf and Ms. Miller. The members of the Compensation Committee from and after April 26, 2001 will be Messrs. Breen, Hoglund, Kaiser, Styslinger and Ms. Miller. In addition, Mr. Tatar, Mead's Chairman, Chief Executive Officer and President, is an ex-officio nonvoting member of the Board's standing committees (other than Audit and Executive), including the Compensation Committee (although Mr. Tatar did not participate in any Compensation Committee discussions regarding his compensation). A. Robert Rosenberger, Mead's Vice President, Human Resources, is the nonvoting Secretary of the Committee, but is not a member of the Committee.

Except as described above, none of the members of the Compensation Committee are or were an officer or employee of Mead, or have any relationship requiring disclosure under the federal securities rules.

Certain Relationships and Related Transactions

Messrs. Breen, Collins and Tatar are members of the Board of Directors of National City Corporation. Ms. Miller is a member of the Board of Directors of Bank One, N.A. The banks, or their subsidiaries, are lenders to the Company under credit facilities. The fees paid in 2000 and payable in 2001 to the banks are commercially reasonable, have been negotiated at arms-length, and are equivalent to those payable to other members of the credit facilities with no comparable relationship. The named directors receive no special or indirect benefit as a result of the relationship between the banks and Mead.

Ms. Miller became Vice Chairman of Marsh Inc. on January 15, 2001. Marsh Inc. provides insurance brokerage services and human resources consulting to Mead. The fees expected to be paid to Marsh Inc. during 2001 will be approximately $1 million. The fees are commercially reasonable, have been negotiated at arms-length, and are equivalent to those payable for other services similarly provided to the Corporation. Ms. Miller receives no special or indirect benefit as a result of the relationship between Marsh Inc. and Mead.

Proposed 1996 Stock Option Plan Amendment

The 1996 Stock Option Plan (the "Plan") was approved by shareholders at Mead's annual meeting in 1996. The purpose of the Plan is to provide incentives to officers, other key employees and non-employee directors of Mead upon whose judgment, initiative and efforts the long-term growth and success of the Company is largely dependent; to assist in attracting and retaining key employees and non-employee directors of proven ability; and, to increase the identity of interests of such persons with shareholders. There are approximately 2,000,000 shares of common stock ("Shares") remaining available for grant under the Plan which expires on September 30, 2005.

The Plan is proposed to be amended to provide the following:

 .    Add 2,500,000 shares to the total available for grant.

 .    Eliminate reload rights from new option grants after the date of the amendment.

 .    Expressly prohibit repricing of options downward except as currently permitted in the Plan, for example, upon a change in outstanding shares due to a share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares.

 .    Permit new option grants after the date of the amendment to include a provision reducing the expiration of the option term to not later than five years after retirement of the recipient of the option from Mead.

The Plan originally authorized the issuance of 8,000,000 Shares on a post-split basis. Adding shares to the Plan extends the usefulness of the Plan without extending the expiration date of the Plan. Also, eliminating reload rights from future grants and expressly prohibiting repricing (except as currently permitted in the Plan) incorporates features generally identified by shareholders as responsive to shareholders' interests. Lastly, providing for a shorter duration for the exercise of options held by retirees should reduce the overhang of options over time.

There were options outstanding on January 31, 2001 authorizing the issuance of approximately 9,050,000 shares. There were approximately 98,963,000 shares outstanding on the same date. Adding 2,500,000 shares to the Plan will result in total dilution to outstanding shares from all options granted and ungranted of approximately 13.6%.

Vote Required. The Amendment to the Plan must be approved by the holders of a majority of Common Shares present in person or by proxy at the 2001 Annual Meeting entitled to vote. The full text of the Amendment is attached as Appendix 2.

The Board of Directors recommends a vote FOR approval of the Amendment to the 1996 Stock Option Plan.

Other Business
The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting it is intended that the holders of proxies will vote thereon in their discretion.

Independent Public Accountants
The independent certified public accounting firm of Deloitte & Touche LLP has been appointed by the Board of Directors to serve as independent public accountants for Mead and its subsidiaries for the fiscal year ending December 31, 2001. Deloitte & Touche LLP served in such capacity for the fiscal year ended December 31, 2000. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Shareholder Proposals
Any proposal by a shareholder intended for inclusion in Mead's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must be received by Mead on or before November 15, 2001 in order to be eligible for such inclusion. The date after which notice of a shareholder proposal submitted outside the process of Rule 14a-8 is considered untimely is January 30, 2002. Notices must be received by Mead at Courthouse Plaza, Northeast, Dayton, Ohio 45463, Attention: Sue K. McDonnell, Secretary.

Solicitation of Proxies
The entire cost of solicitation will be paid by Mead. In addition to the use of the mails, proxy solicitations may be made by officers and employees of Mead, personally or by telephone or electronically. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Mead has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies, for which Mead will pay an estimated $16,000. In addition, Mead will reimburse Georgeson Shareholder Communications, Inc., banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The approximate number of shareholders both direct and beneficial, as of the record date, was 39,166.

By order of the Board of Directors
Jerome F. Tatar
Chairman of the Board


Printed on [50# New Era Matte]

                                                                      Appendix 1
                                                                      ----------

                            AUDIT COMMITTEE CHARTER
                            -----------------------

                 FUNCTION, SCOPE, DUTIES AND RESPONSIBILITIES
                 --------------------------------------------
                            OF THE AUDIT COMMITTEE
                            ----------------------

Function
--------

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation and such other duties as directed by the Board. In addition, the Audit Committee is charged with the responsibility of reviewing the standards of proper business conduct for the Corporation and its employees set by the Corporation from time to time and reviewing the actions of management to implement, and monitor compliance with such standards. Management of The Mead Corporation is responsible for the preparation, objectivity and integrity of the financial statements and related information.

Scope
-----

The Audit Committee serves at the pleasure of, and is subject to the control and direction of, the Board of Directors.

Duties and Responsibilities
---------------------------

In carrying out its duties and responsibilities, the Audit Committee shall:

1. Provide primary input into the recommendation, at least annually, to the Board of Directors for the selection and retention of the independent accountant that audits the financial statements.

2. Have direct access to the independent and internal auditors and provide an open avenue of communication between the independent and internal auditors and the Board of Directors.

3. Obtain written affirmation from the auditors that the auditors are in fact independent and discuss with the auditors matters which may affect their independence.

4. Review the fees charged by the independent auditors for the audit, as well as for any non-audit services provided by them.

5. Review the broad scope of the joint internal/external audit program with both the independent auditors and the internal auditors at the beginning of each year.

6. Review financial statements and results of the audit with management and the independent auditor. It is anticipated that these decisions will focus on, among other areas:

  a.  The quality of earnings.

  b. The quality and adequacy of the accounting, financial and internal audit policies, procedures and controls.

  c.  The overall internal controls of the Corporation.

  d. Any highly judgmental areas, audit adjustments, whether or not recorded, and other inquiries as may be appropriate.

  e. The impact of new pronouncements of the Financial Accounting Standards Boards, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the New York Stock Exchange and other similar bodies or agencies which could have an effect on the Corporation's financial statements or conditions.

  f.  The adequacy of management disclosure of information to the Directors.

  g. Other matters which came to their attention during the course of the audit.

7. Assure that the scope of the joint internal/external audit program for the year has been substantially completed.

8. Review with auditors matters required to be reviewed under Statement on Auditing Standard 61.

9. Make a recommendation to the Board of Directors as to whether the audited financial statements should be included in Company's Annual Report on Form 10-K.

10. Review periodically with the Vice President, Audits the results of the internal audits.

11. Review from time to time standards and policies of proper business conduct and practices for the Corporation and its employees and review efforts of management to implement and monitor compliance with the standards and policies. Meet with internal and external auditors periodically to discover the existence of any potentially illegal conduct and steps being taken to correct such conduct.

12. Direct and supervise investigations into matters within the scope of its duties.

13. Report on Audit Committee activities to the full Board and issue annually a summary report in compliance with the rules of the Securities and Exchange Commission for submission to the shareholders.

14. Review and update the Function, Scope, Duties and Responsibilities/Charter annually.

Membership
----------

The membership of the Audit Committee shall consist of at least one member of each of the Finance and Compensation Committees of the Board of Directors, but not less than three directors, recommended annually by the Nominating & Organization Committee of the Board and approved by the Board of Directors. The membership of the Committee shall consist of at least three Directors, all of whom are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. All members of the Audit Committee shall be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee shall be chaired by a member designated by the Board of Directors, and the Secretary of the Board of Directors shall act as Secretary of the Committee.

The Audit Committee may have in attendance at its meetings such members of management and the independent and internal auditors as it may deem necessary or desirable to provide the necessary information to carry out its duties and responsibilities. The Chairman of the Finance Committee has a standing invitation to be present at meetings of the Audit Committee.

The Corporation's Annual Proxy Statement shall disclose that the Audit Committee is governed by a Charter, which shall be published in the Corporation's Annual Proxy Statement at least every three years.



Revised February 23, 2000

                                                                      Appendix 2
                                                                      ----------

                                   AMENDMENT
                                      TO
                             THE MEAD CORPORATION
                            1996 STOCK OPTION PLAN

     THIS AMENDMENT (this "Amendment") is made as of February 22, 2001 to The Mead Corporation 1996 Stock Option Plan (the "Plan").

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of The Mead Corporation (the "Company"), its shareholders and Grantees that the Plan be amended, in accordance with Section 13 thereof, as provided herein;

     NOW, THEREFORE, the Plan is hereby amended as follows, provided that this Amendment shall be subject to the approval of the Company's shareholders at the Company's annual shareholder's meeting on April 26, 2001:

     1. The first sentence of Section 3 (a) of the Plan is hereby amended in its entirety to read as follows:

     Number of Shares. Subject to adjustment as provided in Section 11, the
     ----------------
     maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of options is 10,500,000.

     2. The second paragraph of Section 4 of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" after the phrase "Reload Options" in the second sentence thereof.

     3. Section 4 of the Plan is hereby amended by the addition of the following sentence at the end of the second paragraph thereof:

     Notwithstanding the foregoing, except in connection with an adjustment pursuant to Section 11 hereof, in no event shall the Committee have the authority to take any action which would have the result of adjusting downward the exercise price of any Incentive Stock Option or Nonqualified Option granted hereunder, whether through any amendment of the terms of such option, through the cancellation and subsequent replacement of such option with a new option in connection therewith or through any other means.

     4. The first sentence of Section 5 of the Plan is hereby amended in its entirety to read as follows:


     From time to time during the term of the Plan, the Committee may grant one or more Incentive Stock Options, Nonqualified Options and Reload Options under option agreements entered into prior to April 26, 2001 to any person who is then an officer or other key employee of the Company.

     5. Section 6 (b) (5) of the Plan is hereby amended in its entirety to read as follows:

     At the time the option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the Grantee of the option ceases to be employed by the Company for any reason (including, but not limited to, the Grantee's disability), other than death or retirement of the Grantee, the option will continue to be exercisable by the Holder (including a Transferee under Section 10 hereof) for such additional period (not to exceed the remaining term of such option) as the Committee may provide. Unless otherwise determined by the Committee at the time an option is granted, if the Grantee of an option granted after April 26, 2001 ceases to be employed by the Company due to the Grantee's retirement, all options granted after April 26, 2001 which are then exercisable by such Grantee shall remain exercisable by the Holder for up to five (5) years after the date of such termination of employment, but in no event may the option be exercised later than its otherwise applicable expiration date.

     6. Section 6 (d) of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" immediately before the defined term "(the "Original Option")."

     7. Section 6 (e) of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" after the phrase "including a Reload Option" from the first parenthetical contained therein.

     This Amendment shall be effective as of the date first written above to options first granted after April 26, 2001, but shall be subject to the approval of the Company's shareholders at the Company's annual shareholder's meeting in the year 2001. Except as modified by this Amendment, the Plan shall remain in full force and effect.

THE MEAD CORPORATION World Headquarters, Courthouse Plaza Northeast, Dayton, OH
                              45463 www.mead.com

                 Cover printed on Mead(R) Gloss, 80 lb. Text.

                                                                      0950-PS-01

                    The 2001 Annual Meeting of Shareholders

                    Thursday, April 26, 2001 at 11:00 a.m.

                 Sinclair Community College, Blair Auditorium

                                 Dayton, Ohio


You may vote your proxy by returning the attached card in the enclosed envelope or by telephone.

You need the Control Number printed on the proxy card if you vote by telephone.

Call TOLL FREE 1-877-779-8683 - 24 hours a day - 7 days a week to vote by
               --------------
telephone.

--------------------------------------------------------------------------------
   If you use the telephone to vote your proxy, do not mail back your proxy.
--------------------------------------------------------------------------------

[0950-THE MEAD CORPORATION-common][FILE NAME: ZMED2A.ELX][VERSION-(3)][02/08/01] [orig. 02/05/01]

ZMED2A                                  DETACH HERE


[ X ]  Please mark
       votes as in
       this example.


                                        The Board recommends a vote FOR proposals 1 and 2.
-----------------------------------------------------------------------------------------------------------------------------------
1.   Election of Directors to serve until the                                                           FOR     AGAINST   ABSTAIN
     Annual Meeting in the year 2002.                         2.  To amend the 1996 Stock Option Plan.  [_]       [_]       [_]
     Nominees:(01) John G. Breen, (02) Duane E. Collins,
     (03) William E. Hoglund, (04) James G. Kaiser,
     (05) Robert J. Kohlhepp, (06) John A. Krol,
     (07) Susan J. Kropf, (08) Heidi G. Miller,
     (09) Lee J. Styslinger, Jr.,
     (10) Jerome F. Tatar and  (11) J. Lawrence Wilson.
         FOR   [_]             [_]  WITHHELD
         ALL                        FROM ALL

    [_]  ____________________________________
         For all nominees except as noted

-----------------------------------------------------------

                                                                  MARK HERE FOR ADDRESS  [_]       MARK HERE IF YOU     [_]
                                                                CHANGE AND INDICATE NEW              PLAN TO ATTEND
                                                                        ADDRESS AT LEFT                 THE MEETING

                                                              Receipt is acknowledged of Notice of the Annual Meeting and Proxy
                                                              Statement.

                                                              Shareholders should mark, date this proxy and sign exactly as name(s)
                                                              appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors,
                                                              administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature:_____________________________ Date:_________________      Signature:_____________________________ Date:_________________

[0950-THE MEAD CORPORATION-common][FILE NAME: ZMED2A.ELX][VERSION-(3)][02/12/01] [orig. 02/05/01]

ZMED2B                                   DETACH HERE


                              THE MEAD CORPORATION

                 Annual Meeting of Shareholders, April 26, 2001

         The undersigned holder(s) of Common Shares of THE MEAD CORPORATION, an Ohio corporation (hereinafter referred to as the "Company"), hereby appoints Sue
K. McDonnell, Lee J. Styslinger, Jr. and Jerome F. Tatar, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares of the undersigned entitled to vote at the Annual Meeting of the Company to be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio on Thursday, April 26, 2001 at 11:00 a.m. and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTION IS INDICATED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE DIRECTORS. IN THE EVENT OF CUMULATIVE VOTING FOR DIRECTORS, EXCEPT AS OTHERWISE INDICATED BY THE UNDERSIGNED, A VOTE FOR THE NOMINEES LISTED HEREIN WILL GIVE THE PROXYHOLDERS DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND TO ALLOCATE THEM IN FAVOR OF ANY ONE OR MORE OF THE NOMINEES, AS THE PROXYHOLDERS DETERMINE.

-----------                                                          -----------
SEE REVERSE  (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)  SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                     The 2001 Annual Meeting of Shareholders

                     Thursday, April 26, 2001 at 11:00 a.m.

                  Sinclair Community College, Blair Auditorium

                                  Dayton, Ohio

You may vote your proxy by returning the attached card in the enclosed envelope or by telephone.

You need the Control Number printed on the proxy card if you vote by telephone.

Call TOLL FREE 1-877-779-8683 - 24 hours a day - 7 days a week to vote by telephone.


--------------------------------------------------------------------------------
   If you use the telephone to vote your proxy, do not mail back your proxy.
--------------------------------------------------------------------------------

[0950-THE MEAD CORPORATION-401K][FILE NAME: ZMD23A.ELX][VERSION-(3)][02/08/01] [orig.02/05/01]


ZMD23A                            DETACH HERE


[ X ] Please mark
      votes as in
      this example

                                        The Board recommends a vote FOR proposals 1 and 2.
-----------------------------------------------------------------------------------------------------------------------------------
1.   Election of Directors to serve until the Annual          2.  To amend the 1996 Stock Option Plan   FOR    AGAINST    ABSTAIN
     Meeting in the year 2002. Nominees:                                                                [_]      [_]        [_]
     (01) John G. Breen, (02) Duane E. Collins,
     (03) William E. Hoglund, (04) James G. Kaiser,           ----------------------------------------------------------------------
     (05) Robert J. Kohlhepp, (06) John A. Krol,
     (07) Susan J. Kropf, (08) Heidi G. Miller,
     (09) Lee J. Styslinger, Jr., (10) Jerome F. Tatar
     and (11) J. Lawrence Wilson

     FOR  [_]                   WITHHELD  [_]
     ALL                        FROM ALL

     [_] ____________________________________
         For all nominees except as noted
--------------------------------------------------------------


                                                                  MARK HERE FOR ADDRESS  [_]       MARK HERE IF YOU    [_]
                                                                CHANGE AND INDICATE NEW              PLAN TO ATTEND
                                                                        ADDRESS AT LEFT                 THE MEETING

                                                              Receipt is acknowledged of Notice of the Annual Meeting and Proxy
                                                              Statement.

                                                              Shareholders should mark, date this proxy and sign exactly as name(s)
                                                              appears hereon and return in the enclosed envelope. If stock is held jointly, both owners should sign this proxy. Executors,
                                                              administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Signature:_____________________________ Date:_________________      Signature:_____________________________ Date:_________________

[0950-THE MEAD CORPORATION-401K][FILE NAME:ZMD23B.ELX][VERSION-(1)][02/05/01] [orig. 02/05/01]

ZMD23B                            DETACH HERE


                       CONFIDENTIAL VOTING INSTRUCTIONS
               TO: FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE
                          UNDER THE MEAD 401(k) PLAN

                Annual Meeting of Shareholders: April 26, 2001

     As a participant in the Mead 401(k) Plan, I hereby instruct the Trustee to vote (in person or by proxy) all Common Shares of THE MEAD CORPORATION which are credited to my account at the Annual Meeting of Mead to be held at the Blair Auditorium, Sinclair Community College, 444 West Third Street, Dayton, Ohio, on Thursday, April 26, 2001, at 11:00 a.m. and at any and all adjournments thereof, on the matters set forth herein, and, in the Trustee's discretion, on such other business as may properly come before the meeting.

     THIS DIRECTION IS BEING SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE MEAD 401(k) PLAN. THIS DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO INSTRUCTION IS INDICATED, THE TRUSTEE SHALL VOTE SUCH WHOLE SHARES IN THE SAME PORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED FROM OTHER PARTICIPANTS IN SUCH PLAN.

-------------                                                      -------------
 SEE REVERSE (CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE) SEE REVERSE
   SIDE                                                                 SIDE
-------------                                                      -------------